                                                                    EXHIBIT 99.3

                              REQUEST FOR WAIVER

                           BRADLEY REAL ESTATE, INC.
                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

To: INVESTOR RELATIONS
    Bradley Real Estate, Inc.
    40 Skokie Blvd.  Suite 600
    Northbrook, IL 60062-1626

    Telephone: (847) 272-9800
    Fax Number: (847) 480-1893

    This form is to be used only by Participants in the Bradley Real Estate, Inc. (the "Company") Dividend Reinvestment and Stock Purchase Plan (the "Plan") who are requesting authorization from the Company to make an optional cash payment under the Plan in excess of the $10,000 quarterly maximum.

    A new form must be completed each time that the Participant wishes to make an optional cash payment in excess of the $10,000 quarterly limit. This form will not be accepted by the Company unless it is completed in its entirety.

    The Participant submitting this form hereby certifies that (i) the information contained herein is true and correct as of the date of this form;
(ii) the Participant has received a current copy of the Prospectus relating to the plan; (iii) the optional cash payment is being made by and on behalf of the Participant for its own account; (iv) the Participant shall submit a copy of this Request for Waiver (approved by Bradley Real Estate, Inc.) to Boston EquiServe LP at the same time an Authorization Form or B&N Form and the optional cash payments are submitted by the Participant; and (v) immediately after the purchase of the shares to be acquired pursuant to this Request for Waiver the Participant will not own shares in excess of 9.8% (by number of value) of any class or series of the Company's outstanding capital stock.

    Shares acquired through the Plan will be held in account with the BankBoston, N.A. as Plan Administrator. Participants wishing delivery of shares could contact BankBoston, N.A. at 1-888-[To Be Determined].

THE COMPANY RESERVES THE RIGHT TO MODIFY, SUSPEND OR TERMINATE PARTICIPATION IN THE PLAN BY OTHERWISE ELIGIBLE HOLDERS OF COMMON STOCK IN ORDER TO ELIMINATE PRACTICES WHICH ARE NOT CONSISTENT WITH THE PURPOSES OF THE PLAN.


---------------------------------------------    -------------------------------
Date                                             Social Security Number(s)

---------------------------------------------    -------------------------------
Participant's Signature                          Address

                                                 -------------------------------
---------------------------------------------    City          State         Zip
Participant's Signature

                                                 -------------------------------
---------------------------------------------    Phone
Print name as it appears on share certificate


Optional Cash Investment Amount Requested        -------------------------------
                                                 Fax

---------------------------------------------

DOCSC\666241.2